UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2017

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81-2560811
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT 06807

(Address of Principal Executive Offices) (Zip Code)

855-398-0443

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K to the extent required.

Item 8.01.	Other Events.

On August 17, 2017, Chicken Soup for the Soul Entertainment, Inc. (the “Company”) consummated the initial public offering (“IPO”) pursuant to Regulation A of 2,500,000 shares of Class A common stock, par value $0.0001 (“Class A Common Stock”) comprised of (a) 2,241,983 shares of newly issued Class A Common Stock and (b) 258,017 shares of Class A Common Stock sold by three nonmanagement, nonaffiliate stockholders. The shares of Class A Common Stock were sold at an offering price of $12.00 per share, generating gross proceeds of $26,903,796 to the Company (and aggregate gross proceeds of $3,096,204 to the selling stockholders). The Class A Common Stock was sold pursuant to the Company’s offering statement on Form 1-A (File No. 024-10704).

In connection with the consummation of the IPO, the Class A Common Stock was approved for listing on the Nasdaq Global Market under the symbol “CSSE,” commencing Friday, August 18, 2017.

A copy of the press release issued by the Company announcing consummation of the IPO is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

99.1	Press Release Announcing Consummation of IPO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2017

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer